EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Lamar Advertising Company:
We consent to incorporation by reference in the Registration Statements of Lamar Advertising Company and Lamar Media Corp. on Forms S-8 (Nos. 333-89034, 333-10337, 333-79571, 333-37858, 333-34840, 333-116007, 333-116008 and 333-130267), S-3 (No. 333-108688 and 333-48288) and S-4 (No. 333-108689, 333-120937, and 333-48266) of (a) our reports dated February 28, 2007 with respect to Lamar Advertising Company and subsidiaries consolidated financial statements and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, (b) our reports dated February 28, 2007 with respect to Lamar Media Corp. and subsidiaries consolidated financial statements and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which reports appear in the December 31, 2006, annual report on Form 10-K of Lamar Advertising Company.
Our reports refer to the adoption of Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment and that the Companies changed their method of quantifying errors in 2006.

/s/ KPMG LLP
KPMG LLP
New Orleans, Louisiana
February 28, 2007